                                                               Exhibit 13 (ii)



                                  ROPES & GRAY
                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2624
                                 (617) 951-7000



                                                  April 26, 2001


New England Variable Annuity Fund I
Metropolitan Life Insurance Company
One Madison Avenue

New York, New York 10010

Ladies and Gentlemen:


     We hereby consent to being named as counsel to New England Variable Annuity Fund I (the "Fund") on the back panel of the Prospectus included in Post-Effective Amendment No. 9 to the Fund's Registration Statement (No. 333-11137) under the Securities Act of 1933.





                                      Very truly yours,



                                      Ropes & Gray